SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933, AS AMENDED

OPPENHEIMER HOLDINGS INC.

(Exact name of Issuer as Specified in its Charter)

Canada     98-0080034

(State or Other Jurisdiction of    (I.R.S. Employer

Incorporation or Organization)    Identification No.)

P.O. Box 2015, Suite 1110

20 Eglinton Avenue West

Toronto, Ontario, Canada  M4R 1K8

(Address, including zip code, of registrant’s principal executive office)

OPPENHEIMER & CO. INC. EMPLOYEE SHARE PLAN

(Full title of the plan)

Elaine K. Roberts

Oppenheimer Holdings Inc.

P.O. Box 2015, Suite 1110

20 Eglinton Avenue West

Toronto, Ontario, Canada M4R 1K8

Telephone (416) 322-1515

(Name, address and telephone number, including area code, of agent for service)

Calculation of Registration Fee

Proposed

Proposed

maximum

maximum

Amount of

Title of Securities

Amount to

offering price

aggregate

registration

to be Registered (1)

be registered

per share (1)

offering price

        fee (1)

Class A non-voting

750,000

$18.60

$13,950,000

$1,641.92

shares

(1)

Estimated solely for the purpose of computing the registration fee pursuant to Rules 457(c) and (h) of the Securities Act of 1933 on the basis of the average of the high and low prices of the Class A non-voting shares on October 28, 2005 on The New York Stock Exchange.

EXPLANATORY NOTE

This Registration Statement relates to shares of Class A non-voting shares (the “Class A Shares”) of Oppenheimer Holdings Inc., a corporation incorporated under the laws of Canada (the “Company”), to be issued pursuant to the Oppenheimer & Co. Inc. Employee Share Plan.

On May 9, 2005, the Class A and Class B shareholders of the Company voted to approve the Oppenheimer & Co. Inc. Employee Share Plan, which provides that the aggregate number of Class A Shares that may be issued to eligible employees under the Plan may not 750,000 Class A Shares.

Item 8. Exhibits

All exhibits are filed herewith unless otherwise indicated. For a list of the exhibits required by this item, see the Exhibit Index immediately following the signature pages.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 28th day of October, 2005.

OPPENHEIMER HOLDINGS INC.

(Registrant)

By: /s/ E. K. Roberts

      E. K. Roberts,

      President, Treasurer,

      Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Elaine K. Roberts, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature

Title

Date

/s/ A. G. Lowenthal

Chairman of the Board,

October 28, 2005

A. G. Lowenthal

Chief Executive Officer,

Director

/s/ E. K. Roberts

President, Treasurer,

October 28, 2005

E. K. Roberts

Chief Financial Officer,

Director

/s/A. W. Oughtred

Secretary, Director

October 28, 2005

A. W. Oughtred

/s/J. L. Bitove

Director

October 28, 2005

J.L. Bitove

/s/R. Crystal

Director

October 28, 2005

R. Crystal

/s/K. W. McArthur

Director

October 28, 2005

K. W. McArthur

_____________

Director

October 28, 2005

B. Winberg

INDEX TO EXHIBITS

Exhibits designated by an asterisk have been heretofore filed by the Company pursuant to Section 13 or 15(d) of the Exchange Act and are hereby incorporated herein by reference to the pertinent prior filing.

Sequentially

Exhibit No.

Description of Exhibit

Numbered Page

4(a)

Articles of Incorporation of

*

Oppenheimer Holdings Inc.

(previously filed as an exhibit

to Form 10-Q for the quarterly

period ended June 30, 2005).

4(b)

By-Laws (previously file as an

*

exhibit to Form 10-Q for the

quarterly period ended June 30, 2005).

Opinion of Borden Ladner Gervais LLP

regarding the legality of any

original issuance of common

stock being registered.

10(c)

Oppenheimer & Co. Inc.

*

Employee Share Plan (previously filed as

an exhibit to Form 10-Q for the

quarterly period ended June 30, 2005).

23(a)

Consent of PricewaterhouseCoopers LLP

23(b)

Consent of Borden Ladner Gervais LLP

(included in Exhibit 5)

Power of Attorney (included

on the signature pages of

the registration statement)

5